EXHIBIT 10.1

CUMBERLAND HILLS LTD.

(a Nevada corporation)

5% Promissory Note

$40,000.00	Newport Beach, California January 21, 2012

1.	Note . FOR VALUE RECEIVED, Cumberland Hills Ltd., a Nevada corporation (the “Company” or the “Borrower”), hereby promises to pay to the order of Mrs. Elizabeth Smith (the “Holder”) the amount of $40,000.00 on April 4, 2014 (“Due Date”) and to pay interest at the rate of five (5%) per annum on the outstanding principal. Interest payments shall be made with principal on the due date, to the Holder in lawful money of the United States, or at such other place as the Holder may specify in writing.

2.	Default . In the event of an occurrence of any event of default specified below, the principal and all accrued interest on the Note shall become immediately due and payable without notice, except as specified below. The occurrence of any of the following events shall constitute an event of default under this Note:

2.1	The Company fails to make any payment hereunder when due, which failure has not been cured within thirty (30) days following such failure.

2.2	If the Borrower shall file a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or

2.3	If a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or of the whole or any substantial part of its properties, or approve a petition filed against the Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or of the whole or any substantial part of its properties; or if there is commenced against the Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of thirty (30) days; or if the Borrower by any act indicates its consent to or approval of any such proceeding or petition; or

3.	Prepayment. Borrower may prepay any or all amounts due under this Note at any time from the date of this Note at one hundred percent (100%) of the principal amount of the Note together with accrued interest; provided, however, that Borrower, as a condition to prepayment of some or all of the balance hereof, shall deliver written notice of its intention to prepay at least thirty (30) calendar days prior to the date of such prepayment (“Prepayment Date”).

4.	Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served, sent by United States Mail, certified, or by overnight delivery service. For the purposes hereof, the address of the Holder and the address of the Company shall be as reflected in the Subscription Agreement between the Holder and the Company of even date herewith. Both the Holder and the Company may change the address for service by written notice to the other as herein provided.

5.	No Waiver Rights and Remedies Cumulative. No failure on the part of the Holder to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Borrower and the Holder.

6.	Amendments. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Holder therefrom shall be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.	Successors and Assigns. This Note shall be binding upon the Borrower and its successors and assigns and the terms hereof shall inure to the benefit of the Holder and its successors and assigns, including subsequent holders hereof.

8.	Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

9.	Waiver of Notice. The Borrower hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

10.	Governing Law. This Note has been executed in and shall be governed by the laws of the State of Nevada

11.	Exchange and Replacement of Note. Upon surrender of this Note to the Borrower, the Borrower shall execute and deliver, at its expense, one or more new Notes of such denominations and in such names, as requested by the holder of the surrendered Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation, or destruction of any Note, the Borrower will make and deliver a new Note of like tenor at the request of the holder of such Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its authorized officers as of the 21st day of January, 2012.

CUMBERLAND HILLS LTD.

By:	/s/ Joseph Isaacs
Joseph Isaacs, CEO and President